UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2022

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fifth Avenue, 3rd Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 913-9058
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2022, Compass, Inc. (“Compass” or the “Company”) announced that Kalani Reelitz has been appointed to serve as Chief Financial Officer, effective November 15, 2022.

Mr. Reelitz, age 42, brings nearly 20 years of finance, business and operational experience and a deep understanding of the real estate industry to Compass. He joins Compass after serving in a variety of financial and business leadership roles at Cushman & Wakefield U.S., Inc., including Global Chief Transformation Officer and Chief Operating Officer, Americas, from January 2022 until October 2022, Senior Vice President, Chief Financial Officer and Chief Operating Officer, Americas and Global Transformation Lead, from June 2020 until February 2022, and Senior Vice President, Chief Financial Officer, Americas, from September 2017 until June 2020, and other roles of increasing responsibility where he focused on critical financial and operational processes for the Americas region. Prior to Cushman & Wakefield, U.S., Inc., Mr. Reelitz spent 12 years at Walgreens Boots Alliance, Inc. in a variety of roles, including strategy and business integration, strategic finance, financial planning and analysis, and internal audit. He holds a Bachelor of Business Administration and a Master of Science in Accounting from Loyola University Chicago.

In connection with his appointment, Mr. Reelitz agreed to an offer letter with the Company (the “Offer Letter”), which provides for the following compensation arrangements: an annual base salary of $450,000; eligibility to receive a cash bonus in an amount up to $200,000, prorated for the portion of 2022 during which Mr. Reelitz is employed by the Company, based on the same 2022 metrics applicable to other executive officers; a one-time award of time-based restricted stock units (“RSUs”) representing the right to receive 1,600,000 shares of the Company’s Class A common stock, vesting one-fourth on November 15, 2023 and one-sixteenth on a quarterly basis thereafter over the next three years; and, an additional one-time award of time-based RSUs representing the right to receive 80,000 shares of the Company’s Class A common stock, vesting one-fourth on a quarterly basis over one year. Mr. Reelitz will also receive the Company’s standard form of Change in Control and Severance Agreement for executive officers.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the text of the Offer Letter, which is filed as an exhibit to this Form 8-K.

As a result of Mr. Reelitz’s appointment as Chief Financial Officer, Robert Reffkin, Chief Executive Officer of the Company, will step down as Principal Financial Officer, effective at the close of business on November 14, 2022, but will remain the Chief Executive Officer.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title or Description

10.1	Offer Letter between the Company and Mr. Reelitz, dated as of October 24, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS, INC.

Date: October 28, 2022	By:	/s/ Brad Serwin
Brad Serwin
General Counsel and Corporate Secretary